EXECUTION COPY

CONFIDENTIAL SEPARATION AND
GENERAL RELEASE AGREEMENT

This CONFIDENTIAL SEPARATION AND GENERAL RELEASE AGREEMENT (this "Agreement"), by and between Phunware, Inc., a Delaware corporation (the "Company") and Michael Snavely ("Executive"). The Company and Executive are referred to herein collectively from time to time as the "Parties" and individually as a "Party."

RECITALS

WHEREAS, Executive entered into an employment agreement with the Company on October 25, 2023, attached and incorporated as Exhibit A (the "Employment Agreement");

WHEREAS, the Company and Executive agreed that Executive's employment with the Company would end on or about the date hereof; and

WHEREAS, the Parties desire to enter into other agreements relating to the Employment Agreement and the termination of Executive’s employment with the Company as set forth herein.

AGREEMENT

NOW, THEREFORE, intending to be legally bound, the Parties hereby agree as follows:

1.
Recitals. The recitals set forth above are true and correct and are incorporated into and made a part of this Agreement for all purposes.
2.
Separation From Employment. Executive’s employment with the Company will terminate effective on October 22, 2024 (the "Separation Date").
3.
Board Resignation. Effective as of the Separation Date (or other date which is mutually agreed upon in writing by the Parties), Executive hereby freely and voluntarily resigns from his position as a director of the Company and member of the Board and agrees to sign any instruments and documents requested by the Company and/or the Board that are necessary to memorialize his resignation from the Board.
4.
Cooperation. Executive agrees to promptly cooperate with the Company’s reasonable requests of the Company for documents, information and assistance after the Separation Date (including in connection with any pending litigation, arbitration, or other legal dispute or other legal matters which may relate to Executive’s position, duties, responsibilities or tasks during his employment). The Company will only make such requests when it deems necessary, and when the information sought is not otherwise available within the Company.

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5.
Separation Payments and Benefits.
(a)
On the Separation Date, the Company will pay or provide to Executive any accrued but unpaid base salary through the Separation Date (which will be paid on the next regularly scheduled pay date), any accrued vested but unpaid benefits to which Executive may be entitled under the Company’s employee benefit plans, policies, and arrangements through the Separation Date (paid or provided in accordance with and subject to the terms of such plans, policies and arrangements), and any unpaid reasonable and necessary business expenses incurred by Executive during Executive’s employment in the performance of his duties and responsibilities to the Company prior to the Separation Date and otherwise timely and properly submitted by Executive to the Company for reimbursement in accordance with the applicable plans, policies, or arrangements.
(b)
Executive acknowledges and agrees that, except as expressly set forth in Sections 5 and 6 of this Agreement or as required by applicable law, Executive does not have and shall not have or be entitled to, and shall not initiate or pursue any Claims for, any bonus, severance, benefits or other compensation of any kind or nature from the Company or its affiliates.
6.
Consideration. Additionally, in consideration for and contingent on Executive timely executing, delivering and performing his obligations under this Agreement (and not subsequently revoking this Agreement) and complying with all of his other obligations under this Agreement:
(a)
On the first regular payroll date that is at least seven business days after Executive signs this Agreement, the Company shall pay Executive the total gross amount equal to $262,500.00, less income and payroll tax withholdings and other authorized deductions. This amount represents nine (9) months of earnings.
(b)
Subject to Executive’s timely election of continuation coverage under the Company’s group health plan (including medical, dental, and vision plans) in accordance with the Consolidated Omnibus Budget Reconciliation Act of 1985 ("COBRA"), the Company shall pay or reimburse the full amount of Executive’s COBRA premiums for such coverage through July 31, 2025, in a manner intended to avoid any excise tax under Section 4980D of the Internal Revenue Code of 1986, as amended, and subject to the eligibility requirements and other terms and conditions of such coverage.
(c)
Except as and to the extent expressly provided in the Equity Agreements, Executive does not have and shall not have or be entitled to, and shall not initiate or pursue any Claims for, any rights or interests with respect to any restricted stock units, stock options, compensatory equity or equity-based award or incentive of or from, or any other equity ownership interest in, the Company or its affiliates.
(d)
Other than the payments and transfers described in this Section 6 and the payment or other satisfaction of any accrued obligations as stated in Section 5(a), Executive

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shall not obtain or receive, nor shall he be entitled to obtain or receive, any other salary, wages, bonuses, commissions, incentives, compensation, payments, benefits, or other remuneration related to his employment with the Company or any of its subsidiaries or his separation from employment with the Company or any of its subsidiaries. Executive acknowledges and agrees that the consideration set forth in this Agreement, including in this Section 6, constitutes good and valuable consideration for his promises and covenants in this Agreement and his compliance with its terms.
7.
Executive Releases of Claims; Related Matters.
(a)
As consideration for the Company's obligations under this Agreement, Executive hereby agrees that he will sign this Agreement containing the releases of Claims by Executive and the other Executive Parties and other representations and agreements in this Section 7 which are effective from and after the date hereof.
(b)
Executive, on behalf of himself and each other Executive Party, hereby fully, irrevocably, and unconditionally releases, waives and discharges the Company and each other Company Party of, from, and for any and all Claims which any Executive Party now has, may now or in the future have, or has ever had, directly or indirectly, against the Company or any other Company Party ("Executive Released Claims").
(c)
Without limiting the generality of the foregoing, except as otherwise prohibited by applicable law, the Executive Released Claims include without limitation:
(i)
any and all Claims arising from or relating to Executive’s employment with, or termination, separation or resignation from, the Company or any of its subsidiaries and any agreement, instrument, or other document to which Executive and the Company was or is a party relating to Executive’s employment, (including, without limitation, the Employment Agreement), and any and all Claims arising from or relating to or Executive’s service as an or officer or employee of the Company or Executive's service as a director of the Company, or any policy, practice, decision, report, agreement, instrument, document, conduct, act, or omission of or by the Company or any other Company Party prior to the date hereof;
(ii)
any and all Claims arising from or relating to any other compensation, benefit, or benefit plan associated with Executive’s employment with the Company, including, but not limited to, compensation, benefits, and benefit plans governed by the Employee Retirement Income Security Act of 1974 ("ERISA");
(iii)
any and all Claims arising under the law of any jurisdiction, including, but not limited to, wrongful discharge of employment; constructive discharge from employment; termination in violation of public policy; discrimination; breach of contract, both express and implied; breach of a covenant of good

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faith and fair dealing, both express and implied; promissory estoppel; negligent or intentional infliction of emotional distress; negligent or intentional misrepresentation; negligent or intentional interference with contract or prospective economic advantage; unfair business practices; defamation; libel; slander; negligence; personal injury; assault; battery; invasion of privacy; false imprisonment; and conversion;
(iv)
any and all Claims arising from or under or relating to any violation of any applicable U.S. Federal, state, or municipal law, including, but not limited to, any claims Executive may have under the Fair Labor Standards Act, the Americans with Disabilities Act, 42 U.S.C. § 12101, et seq., Title VII of the Civil Rights Act of 1964, 42 U.S.C. § 2000e, et seq., as amended, the Genetic Information Nondiscrimination Act of 2008; the Age Discrimination in Employment Act, as amended by the Older Workers Benefit Protection Act, 29 U.S.C. § 621, et seq., Section 1981 of U.S.C. Title 42, the Equal Pay Act, the Family and Medical Leave Act, the Corporate and Criminal Fraud Accountability Act of 2002, 18 U.S.C. § 1514A, also known as the Sarbanes-Oxley Act, the Rehabilitation Act of 1973, 29 U.S.C. § 703, et seq., Executive Orders 11246 or 11141, the Employee Retirement Income Security Act of 1974, 29 U.S.C. § 1001, et seq., the Worker Adjustment and Retraining Notification Act, 29 U.S.C. § 2101, et seq., and COBRA, 29 U.S.C. 1161, et seq., Texas Commission on Human Rights Act, Tex. Lab. Code Ann. §§ 21.001–21.556; Tex. Lab. Code Ann. §§ 61.001–61.095; Tex. Civ. Prac. & Rem. Code Ann. §§ 122.001–122.003; Tex. Elec. Code § 276.004; Tex. Lab. Code Ann. § 1.001 et seq.;
(v)
any and all Claims for attorneys' fees, costs and expenses; and
(vi)
any and all Claims for any other transaction, occurrence, act, or omission concerning or arising from either Executive’s employment with the Company or the termination, resignation or expiration of Executive's employment with the Company.
(d)
Nothing in this Agreement shall be construed to prohibit Executive from filing a charge or complaint, including a challenge to the validity of the waiver provision of this Agreement, with a government agency, including the National Labor Relations Board or the Equal Employment Opportunity Commission. However, Executive agrees he is waiving the right to monetary damages or other equitable or monetary relief as a result of such proceedings. Nothing in this Agreement prohibits Executive from seeking a whistleblower award pursuant to Section 21F of the Securities Exchange Act.
(e)
Executive covenants and agrees that Executive shall not and shall not permit any other person or entity to (and Executive hereby waives and discharges any and all rights which Executive has or may have to) request, file, initiate or pursue any suit, action, arbitration, or other proceeding for or on behalf of Executive or any other

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Executive Party, for any legal, equitable, or other relief on, for or relating to any Executive Released Claims.
(f)
Except as provided in subsection (d) above, Executive represents and warrants to the Company on the date hereof and on the Separation Date that he has not requested, filed or initiated, and to the fullest extent permitted under applicable law, Executive covenants and agrees that Executive will not request, file or initiate, or cause to be requested, filed, initiated or pursued on his behalf, any complaint, charge, Claim, suit, action, or other proceeding against the Company before any local, state, or federal court or governmental agency or authority relating to Executive’s employment or resignation, termination or separation from employment with the Company (each, an "Employment Proceeding"). Except as and to the extent required by applicable law, Executive covenants and agrees to not participate voluntarily in any Employment Proceeding, and Executive hereby waives any rights he now has, may now or in the future have, or has had to benefit in any manner from any relief (whether monetary or otherwise) from or arising out of any Employment Proceeding.
(g)
Executive further represents and warrants to the Company on the date hereof and on the Separation Date that:
(i)
the certifications of Executive contained in the Separation Certificate provided by Executive to the Company in connection with this Agreement are true and correct on and as of the date hereof;
(ii)
Executive has had the opportunity to disclose, and Executive has so disclosed in writing, to the Company all material matters relating to Executive's terms and conditions of employment with the Company, his termination and separation from employment with the Company, and the business and affairs of the Company and its affiliates;
(iii)
Executive is not aware of any Claim that (A) Executive, any other Executive Party or any other Company Party has or may have against the Company or any other Company Party, other than the Executive Released Claims or (B) the Company has or may have for the payment or reimbursement of funds against Executive;
(iv)
no suit, action, arbitration, Claim, or other proceeding has been filed, initiated, or commenced by or on behalf of Executive or any other Executive Party or to Executive's knowledge any other Company Party against the Company or any other Company Party; and
(v)
Executive is not aware of any facts or circumstances that would establish or support any Claim or allegation that Executive, the Company or any other Company Party engaged in acts or conduct that Executive believes could violate any U.S. Federal or State law or regulation (including U.S. Federal securities laws or regulations), or any order or legal requirement of any

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court or other governmental agency or authority, except for those facts and circumstances which have been disclosed by Executive in writing to the Company.
(h)
Executive further represents and warrants to the Company on the date hereof and on the Separation Date, and Executive acknowledges and agrees with the Company, that (i) Executive has not been and is not on the date hereof a party to any agreement or arrangement with the Company or any of its affiliates, other than the Employment Agreement and the Executive - Company Agreements and (ii) any other agreement or arrangement that was or may have been or been purported to be or is in effect between Executive and the Company was or is null and void, was or has been terminated in writing or was or is paid and performed in full (as applicable), or is otherwise hereby merged with and into this Agreement, except as otherwise expressly provided herein.
(i)
Executive further acknowledges and agrees that nothing in this Section 7 supersedes, eliminates, amends, modifies, waives, removes, or limits any other agreements or obligations of Executive set forth in this Agreement, the Employment Agreement, or any Executive - Company Agreement.
(j)
Executive hereby further acknowledges and agrees that Executive is knowingly and voluntarily waiving and releasing Executive’s rights and Claims only in exchange for consideration (something of value) in addition to anything of value to which Executive is already entitled.
8.
Continuing Obligations. Executive acknowledges and affirms that the terms and conditions of the Employment Agreement that survive the employment relationship, including, but not limited to, Executive’s continuing confidentiality, non-competition, non-solicitation, and non-disparagement obligations, survive and are not affected by this Agreement.
9.
Equitable and Other Relief. Executive acknowledges and agrees that money damages would be both incalculable and an insufficient remedy for a breach by Executive of any of the restrictive covenants set forth in the Employment Agreement and in any other Executive - Company Agreement, and that any such breach would cause the Company irreparable harm. Accordingly, notwithstanding the arbitration obligations of the Parties below, and in addition to any other rights and remedies the Company may have at law or in equity, the Company shall be entitled, without the requirement of posting a bond or other security, to equitable relief, including injunctive relief and specific performance, in connection with Executive’s breach of any of the continuing obligations set forth in Section 8 above from a court of competent jurisdiction. In addition to the rights and remedies the Company may have at law or in equity, any such violation by Executive shall entitle the Company to be excused from all of its then remaining obligations under Section 6 hereof, and no action taken by the Company under this Section 9 shall affect the enforceability of the releases provided by Executive pursuant to Section 7 or any other term or provision of this Agreement. Executive further agrees that the applicable period of time of the restrictive covenants in the Employment Agreement shall be further extended by the same

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period(s) of time during which Executive is in breach of such covenant. In the event any arbitrator court determines that the time and scope contained in any restrictive covenant set forth in this Agreement is overly broad or unreasonable, the court or arbitrator will reform such restrictive covenant to the extent necessary to make such provision reasonable. Executive further acknowledges and agrees that each and any restrictive covenant which is contained in any Executive - Company Agreement shall be and remain enforceable against Executive and in full force and effect in accordance with its respective terms and shall supplement (and not limit or restrict) any restrictive covenant which is contained in this Agreement.
10.
Additional Acknowledgments. Executive acknowledges that: (a) he has read and understands the terms of this Agreement and its effect; (b) he has had the opportunity to consult with an attorney prior to executing this Agreement and has been advised to do so; and (c) he has signed this Agreement voluntarily and knowingly in exchange for his receipt of the consideration described herein, which he acknowledges as adequate and more than he is already entitled to receive.
11.
Return of Property.
(a)
Executive agrees that Executive will, on or before the Separation Date, return all Company assets and property, including any proprietary information, issued to or created or obtained by him or otherwise in his possession or control, including all equipment and documents and any copies thereof, in any form whatsoever, including computer hardware, computer files, laptop computers, cellular telephones, credit cards, keys, badges, electronic records and files, and any other property belonging to any member of the Company Group in Executive’s possession or control at any location (whether on the Company’s premises, at Executive’s home residence, or any other offsite location). Except as otherwise agreed upon in writing with the Company, Executive shall not access or use any Company office or Company assets or property after the Separation Date. Notwithstanding the foregoing, Executive may keep and retain as his own property the following assets or property of the Company previously provided to Executive by the Company: laptop computer, following appropriate removal of confidential information, intellectual property and other information and data of or about the Company and its affiliates by Company IT personnel, which Executive will confirm and certify in writing to the Company has been completed.
(b)
Executive further agrees that Executive will, on or before the Separation Date, return or provide to the Company all usernames, passwords, credentials, access rights, dual verification codes, answers to verification questions, and all other log-in information necessary to access any Company computers, phones, documents, databases, networks, or other information, and a list of any documents that Executive has created or of which Executive is aware are password-protected, and the passwords necessary to access such documents.

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12.
Executive Default; Remedies.
(a)
If any Executive Default shall occur and be continuing, the Company may, in addition to exercising any other rights and remedies granted or otherwise available to the Company under this Agreement, the Employment Agreement, any Executive - Company Agreement, applicable law or otherwise, upon five (5) business days' prior written notice to Executive, cease making any payments or transferring any property to Executive under Section 6 hereof, and Executive shall return all such payments paid to Executive by the Company pursuant to Section 6 hereof.
(b)
Executive acknowledges and agrees that the occurrence and during the continuance of an Executive Default and the exercise by the Company of any rights or remedies in connection therewith will not limit or affect any of Executive’s other obligations under this Agreement, the Employment Agreement, or any Executive - Company Agreement or any releases of any Claims by Executive or any other Executive Party under this Agreement, or any other rights or remedies or benefits of or conferred upon the Company and its affiliates in this Agreement, the Employment Agreement, or any Executive - Company Agreement.
13.
Tax Liability. The Company makes no representations to Executive or any other Executive Party as to the taxability of any of the consideration and other amounts offered, paid or transferred herein, and Executive understands and agrees that to the extent any tax liability may now or hereafter become due because of the payment of the sums pursuant to this Agreement, such liability shall be his sole responsibility. Executive, on behalf of himself and each other Executive Party, agrees to pay any taxes, penalties, or interest that may be determined to be due and payable, including federal, state, and local taxes which are required by law to be paid with respect to the consideration and any other amounts paid or payable, or transferred or transferable, to him as described herein. Executive agrees to indemnify and hold the Company Group harmless from and against any interest, taxes, or penalties assessed against any member of the Company Group by any taxing authority or other governmental agency or authority as a result of the non-payment of taxes by Executive on any consideration and other amounts paid or payable, transferred or transferable, to Executive under the terms of this Agreement.
14.
Section 409A. It is the intent of the Parties that this Agreement and all payments, transfers and benefits referenced herein shall be made in full compliance with Section 409A of the Internal Revenue Code of 1986 ("Section 409A"), as amended, and to the maximum extent possible this Agreement shall be interpreted and construed in accordance therewith and modified accordingly if necessary. If any payment, transfer or benefit required under this Agreement cannot be provided or made at the time specified herein without incurring excise taxes or penalties under 409A, then such benefit or payment shall be provided in full at the earliest time thereafter when such excise taxes or penalties will not be imposed. In no event whatsoever will the Company Group or their respective officers, directors, employees, or agents be liable for any additional tax, interest, or penalties that may be imposed on Executive by Section 409A or damages for failing to comply with Section 409A.

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15.
Non-Admission. The Parties agree that neither this Agreement nor the furnishing of the consideration for this Agreement shall constitute or be deemed or construed at any time for any purpose as or to be an admission by either Party, any other Executive Party or any other Company Party of any wrongdoing, liability, unlawful conduct or breach or violation of or noncompliance with any law, regulation or other requirement of any kind, or of any duty owed by either Party to any other person or entity, or to constitute or be deemed to be evidence of any of the foregoing.
16.
Withholding. The Company shall be entitled to withhold from any amounts payable under this Agreement any federal, state, local, or foreign withholding or other payroll taxes or charges that the Company is required to withhold.
17.
No Waiver. No waiver of any Party of any breach of or default by the other Party under this Agreement shall be deemed to constitute a waiver of any later or other breach or default or as a waiver of any other provision of this Agreement.
18.
Severability. If any term or provision of this Agreement, or portion of it, is held by any court of competent jurisdiction to be illegal, invalid, or unenforceable in such jurisdiction, the remainder of such term or provision is not thereby affected and will be given full effect, without regard to the invalid portion. It is the intention of the Parties that, if any court construes any term or provision of this Agreement, or any portion of it, to be illegal, void or unenforceable because of the duration of such provision or the area matter covered thereby, such court shall reduce the duration, area, or matter of such term or provision, and, in its reduced form, such term or provision shall then be enforceable and shall be enforced.
19.
Successors and Assigns. This Agreement shall be binding upon, inure to the benefit of, and be enforceable by, the Company and the Company Group. This Agreement shall be binding upon, inure to the benefit of, and be enforceable by, Executive. The rights and obligations of Executive under this Agreement, the Employment Agreement, and any Executive - Company Agreement may not be assigned or otherwise transferred, directly or indirectly, or assigned by Executive to any other person or entity without the prior express written consent of the Company.
20.
Acceptance Period. Executive shall have twenty-one (21) calendar days from the date of Executive's date of receipt via email from the Company of the initial draft of this Agreement within which to consider the terms of this Agreement and, if he chooses to do so, sign and accept same. If Executive has not returned an executed Agreement to the Company within such 21-day consideration period, the offer and all consideration and other terms and provisions under this Agreement will be deemed withdrawn and of no force and effect. Executive agrees that any modifications, material or otherwise, made to this Agreement do not restart the running of or otherwise affect such 21-day consideration period. Further, Executive may revoke this Agreement by providing written notice of revocation of this Agreement to the Company within seven (7) days following the date Executive signs it. Executive agrees that Executive will not receive the benefits provided by this Agreement if Executive revokes this Agreement. Executive also acknowledges and agrees that if the Company has not received Executive's written notice of revocation of this Agreement prior to the expiration of the above referenced seven (7) day period, then

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Executive will have forever waived Executive's right to revoke this Agreement, and this Agreement shall thereafter be and remain enforceable and in full force and effect in accordance with its terms.
21.
Entire Agreement.
(a)
This Agreement, the Employment Agreement, and the Executive - Company Agreements shall constitute the entire agreement between the Parties and this Agreement expressly supersedes all prior negotiations, understandings, and agreements, whether oral or written, with respect to the subject matter hereof, except as otherwise expressly provided herein. The Parties agree that this Agreement expresses a full and complete settlement, regardless of the adequacy or inadequacy of the amounts paid, that it is intended to avoid litigation, and that it is to be final and complete.
(b)
The Parties agree that there is absolutely no agreement or reservation not clearly expressed herein, that the consideration paid, issued or transferred herein is all that Executive is ever to receive for all Claims for benefits, damages, liquidated damages, losses, costs, fees, attorneys’ fees and other expenses, or otherwise, and that the execution and delivery of this Agreement is with the full knowledge that this Agreement waives and releases all possible Claims which Executive or any other Executive Party has or may have against the Company or any other Company Party.
(c)
This Agreement hereby merges all other agreements, arrangements, representations and understandings which exist or may exist between Executive and the Company, whether oral or written, on the date hereof, except for the Employment Agreement and Executive - Company Agreements which shall remain in full force and effect in accordance with their respective terms, except as otherwise expressly provided herein.
(a)
Executive acknowledges and agrees that no other promises or agreements have been made offered by the Company or any other Company Party to Executive or any other Executive Party for or with respect to this Agreement or any term or provision hereof (other than those which are expressly described herein), and no such other promises or agreements will be binding between Executive and the Company unless they are set forth in writing and signed by Executive and the Company.
22.
Amendments. This Agreement may not be amended, modified, supplemented or waived, except by in a written instrument signed by each Party and specifically referencing this Agreement.
23.
Mandatory Arbitration. To the extent permitted under applicable law, and except as set forth in Section 9 above, in the event of any controversy, dispute, claim, question or disagreement arising from or relating to this Agreement or the breach thereof ("Dispute"), the Parties agree that such Dispute shall be finally settled by arbitration administered by

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the American Arbitration Association ("AAA") in accordance with the Commercial Arbitration Rules propagated thereby. Notwithstanding the foregoing and as permitted in Section 9 above, the Company reserves the right to seek a temporary restraining order, preliminary or permanent injunction or other similar equitable relief with respect to Executive's breach or threatened breach of the restrictive covenants set forth in the Employment Agreement in any court of competent jurisdiction or through AAA. The place of arbitration of Disputes shall be Austin, Texas, and the arbitration shall be conducted by a sole arbitrator (the "Arbitrator"). Judgment on the award rendered by such Arbitrator may be entered in any court having jurisdiction. The Arbitrator's decision shall be final and binding on the parties hereto. Prior to the date of final judgment by the Arbitrator, each party shall bear its own costs, fees and expenses relating to such arbitration, as well as an equal share of the arbitrator's fees and administrative fees of arbitration. After the final judgment by the Arbitrator, the prevailing party shall be entitled to reimbursement by the other party of the prevailing party's costs and expenses, including reasonable attorney's fees, and the Arbitrator's fees and administrative fees of arbitration.
24.
Indemnification; D&O Insurance. The Company agrees that Executive shall continue to be entitled to defense and indemnification and directors and officers insurance coverage for third-party Claims against Executive arising out of his service as a director, officer or employee of the Company, as and to the extent provided to Executive under any applicable Executive - Company Agreement, Employment Agreement, the Company's Amended and Restated Certificate of Incorporation, the Company's Amended and Restated Bylaws, and/or the Delaware General Corporation Law, and under any director and officer liability insurance policy of the Company which is applicable to Executive.
25.
Governing Law. This Agreement shall be governed by, and construed and interpreted in accordance with, the laws of the State of Texas without regard to conflict of laws principles thereof that would result in the application of any other law.
26.
Specific Performance. In the event of a breach of any term or provision of this Agreement, either Party may institute an action specifically to enforce any term or terms of this Agreement and/or to seek any damages for breach.
27.
Counterparts. This Agreement may be executed in separate counterparts, each of which shall be deemed an original and all of which, taken together, constitute the same Agreement. A signature made on a faxed or electronically mailed copy of this Agreement or a signature transmitted by facsimile or by electronic mail in PDF shall have the same effect as the original signature.
28.
Voluntary Execution. The Parties, intending to be legally bound, apply their signatures voluntarily and with full understanding of the contents of this Agreement and after having had ample time to review and study this Agreement with the assistance of legal counsel.
29.
Definitions. As used in this Agreement, the following terms shall have the following meanings:

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(a)
"Claim" means any debts, obligations, claims, rights, liabilities, damages, losses, demands, actions, contracts, causes of action, suits, fees (including, without limitation, attorneys' fees), costs and expenses of any and every kind or nature, whether known or unknown, asserted or unasserted, suspected or unsuspected, liquidated or unliquidated, fixed or contingent, matured or unmatured, foreseen or unforeseen, or direct or indirect, whether in law or in equity.
(b)
"Company Party" means the Company and each of its subsidiaries and affiliates, and each and all of its and their respective past, present, and future directors, Board members, Board committees, officers, employees, shareholders, partners, investors, insurers, trustees, administrators, successors, heirs, assigns, consultants, attorneys, agents, and other representatives.
(c)
"Equity Agreement" means all existing restricted stock unit grant-related agreements between Executive and the Company which are in effect as of the date of this Agreement.
(d)
"Executive - Company Agreement" means each Equity Agreement and any other agreement between the Company and Executive.
(e)
"Executive Default" means any of the following:
(i)
any representation and warranty made by Executive under this Agreement shall have been incorrect when made or deemed made; or
(ii)
the failure of Executive to perform or observe any covenant, condition, obligation or other agreement of Executive contained in this Agreement, the Employment Agreement, or any Executive - Company Agreement and such failure continues unremedied for a period of five (5) business days following written notice thereof from the Company to Executive.
(f)
"Executive Party" means Executive and each and all of his family members, administrators, heirs, executors, estates, agents, representatives, entities, successors and assigns.

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IN WITNESS WHEREOF, and intending to be legally bound, the parties hereto hereby execute this Agreement as of the date first above written.

MICHAEL SNAVELY PHUNWARE, INC.

By:/s/ Michael Snavely By: /s/ Stephen Chen

Name: Michael Snavely Name: Stephen Chen

Title: Executive Title: Chief Executive Officer

Date: October 23, 2024 Date: October 23, 2024

Signature Page to Confidential Separation and General Release Agreement

EXHIBIT A

EMPLOYMENT AGREEMENT

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